UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 24, 2010

Card Activation Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-25474	20-5769015
(Commission File Number)	(IRS Employer Identification No.)

53 West Jackson Blvd., Suite 1618 Chicago, IL	60604
(Address of Principal Executive Offices)	(Zip Code)

(312) 972-1662
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Card Activation Technologies, Inc. (the "Company") plans to host an informational conference call for investors on June 28, 2010 at 4:15 p.m. EST, whereby Robert H. Kite, Chairman and Chief Executive Officer of the Company, will direct a discussion of the Company's earnings for the quarter ended March 31, 2010, the Company's financial condition and results of operations, the status of any pending litigation to which the Company is a party, and any other matters that the Company may determine before the call to be material to investors' understanding of the Company.

The call will be open to all interested parties, and the Company will allow questions from participants upon completion of Mr. Kite's presentation.  Participants may access the call by dialing 877-512-8228, conference ID 77687600.  For those unable to listen live, a recording of the call will also be available on the Company's website www.cardactivationtech.com from June 29, 2010.

The information in this Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARD ACTIVATION TECHNOLOGIES, INC.

Date: May 24, 2010	By:	/s/ Robert Kite
Robert Kite, Chairman of the Board